A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

The information set forth under Items 2.01 and 2.03 below is hereby incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 23, 2024, Generation Income Properties, L.P., the operating partnership (the “Operating Partnership”) of Generation Income Properties, Inc. (the “Company”), completed the acquisition of a 30,465 square-foot, single-tenant retail property in Ames, Iowa (the “Ames Property”). The acquisition was made by GIPIA 1220 S Duff Avenue, LLC, a Delaware limited liability company and single-purpose subsidiary of the Operating Partnership that was formed for the purpose of effecting the acquisition (the “Iowa SPE”). The Operating Partnership, through the Iowa SPE, purchased the Property pursuant to a Purchase and Sale Agreement, dated June 13, 2024, between the Operating Partnership and Duff Daniels, LLC, an Iowa limited liability company, Westbrook Daniels, LLC, an Iowa limited liability company, and Westbrook Wolf, LLC, an Iowa limited liability company (collectively, the “Seller”), at a purchase price of approximately $5.5 million, excluding transaction costs (as amended, the “Ames Purchase and Sale Agreement”). Pursuant to an Assignment and Assumption of Purchase and Sale Agreement, effective as of August 23, 2024 (the “Ames Assignment Agreement”), the Operating Partnership assigned, and the Iowa SPE assumed, all of the Operating Partnership’s right, title and interest in and under the Ames Purchase and Sale Agreement, giving the Iowa SPE the right to acquire the Ames Property pursuant to the Ames Purchase and Sale Agreement. The Seller is not an affiliate of the Company or the Operating Partnership. The purchase price of the Ames Property and related transaction costs were funded using preferred equity of the Iowa SPE of approximately $3,080,000 purchased by JCWC Funding, LLC, a third-party investor (“JCWC”), and approximately $2,495,000 of debt financing from Valley National Bank (“Valley”), as discussed below.

The Ames Property is 100% leased to Best Buy Stores, L.P., a Virginia limited partnership, pursuant to a triple net lease agreement, dated December 20, 2004 (as amended, the “Ames Lease”). The term of the Ames Lease commenced on December 20, 2004, and originally ended on December 19, 2019. The first extended lease term of the Ames Lease commenced on December 19, 2019, and ends on March 31, 2025. The second extended lease term of the Ames Lease commences on April 1, 2025, and ends on March 31, 2030, with two options to renew for a five-year term. Under the Ames Lease, Best Buy Stores, L.P. is responsible for operating expenses, real estate taxes, insurance, repairs, maintenance and capital expenditures, in addition to base rent. In connection with the acquisition of the Ames Property, the Iowa SPE entered into an Assignment and Assumption of Lease, Security Deposit and Guaranty (“Assignment and Assumption of Ames Lease”) with the Seller, dated August 23, 2024, pursuant to which the Seller assigned, and the Iowa SPE assumed, all of the Seller’s rights and obligations under the Ames Lease.

The following table provides certain information about the Ames Property and the Ames Lease:

Property Type	Property Location	Lease Expiration Date	Rentable Square Feet	Annualized Base Rent in 2024 (1)	Tenant Renewal Options
Retail	Ames, Iowa	3/31/2030	30,465	$405,470	Two, five-year renewal option remaining

________________

(1)
Annualized base rent escalates to $452,372 commencing on April 1, 2025.

In connection with the preferred equity investment in the Ames SPE by JCWC, on August 23, 2024, the Operating Partnership and JCWC entered into an Amended and Restated Limited Liability Company Agreement for the Iowa SPE (the “GIPIA Operating Agreement”). Under the GIPIA Operating Agreement, JCWC made a $3.08 million capital contribution to GIPLP in exchange for a preferred equity interest in GIPIA (the “Preferred Interest”). The Preferred Interest has a cumulative accruing distribution preference of 8% per year, compounded monthly (the “Preferred Return”), a portion of which in the amount of 6.5% per annum (compounded monthly) is deemed to be the “Current Preferred Return”, and the remainder of which in the amount of 1.5% per annum (compounded monthly) is deemed to be the “Accrued Preferred Return.” The GIPIA Operating Agreement provides that operating distributions by GIPIA will be made first to JCWC to satisfy any accrued but unpaid Current Preferred Return, with the balance being paid to the Operating Partnership. The GIPIA Operating Agreement also provides that distributions from capital transactions will be paid first to JCWC to satisfy any accrued but unpaid Preferred Return (comprised of both the Current Preferred Return and Accrued Preferred Return), and then to the GIP Operating Partnership.

The foregoing descriptions of the Ames Purchase and Sale Agreement, Ames Assignment Agreement, Assignment and Assumption of Ames Lease, and GIPIA Operating Agreement are only summaries and are qualified in their entirety by reference to the complete text of such documents, each of which is attached as exhibits to this Current Report on Form 8-K and incorporated by reference herein. The above description of the Ames lease is summary in nature and qualified in its entirety by reference to the complete text of the Ames Lease, a copy of which will be filed with (or before) the Company’s next Quarterly Report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Loan Agreement and Note with Valley National Bank

On August 23, 2024, the Iowa SPE entered into a Loan Agreement with Valley (the “Valley Loan Agreement”) pursuant to which Valley made a loan to the Iowa SPE in the amount of $2.495 million (the “Valley Loan”) to finance the acquisition of the Ames Property. Pursuant to the Valley Loan Agreement, the Iowa SPE executed and delivered to Valley a Promissory Note, dated August 23, 2024, in the original principal amount of $2.495 million (the “Note”).

The outstanding principal amount of the Valley Loan bears interest at an annual rate for each 30-day interest period equal to the compounded average of the secured overnight financing rate published by Federal Reserve Bank of New York for the thirty-day period prior to the last day of each 30-day interest rate for the applicable interest rate period plus 2.50%, with interest payable monthly after each 30-day interest period. However, Iowa SPE has entered into an interest rate swap to fix the interest rate at 6.29% per annum. Payments of interest only are due and payable monthly for the first twelve months and then payments of interest and principal in the amount of approximately $16,641 are due and payable monthly thereafter, with all remaining principal and accrued but unpaid interest due and payable on a maturity date of August 23, 2029. The Valley Loan is secured by a first mortgage and assignment of rents in the Ames Property and is guaranteed by the Operating Partnership.

The Valley Loan Agreement requires the Iowa SPE to maintain a minimum debt-service coverage ratio 1.50:1 on a trailing twelve-month basis, tested as of December 31, 2024 and annually thereafter. The Valley Loan Agreement provides for customary events of default and other customary affirmative and negative covenants that are applicable to the Iowa SPE and its subsidiaries, including reporting covenants and restrictions on investments, additional indebtedness, liens, sales of properties, certain mergers, and certain management changes.

The foregoing description of the Valley Loan Agreement and Valley Note is summary in nature and is qualified in its entirety by reference to the full text of the Valley Loan Agreement and Valley Note, copies of which are filed as exhibits hereto and are incorporated by reference herein.

Second Note and Loan Modification with Bayport Credit Union

On August 23, 2024, GIPVA 130 Corporate Blvd, LLC ("Corporate SPE") entered into a Second Note and Loan Modification Agreement with Bayport Credit Union (the "Loan Modification Agreement") to amend and extend the loan currently secured by the Companys Norfolk, VA office building at 130 Corporate Blvd. Pursuant to the Loan Modification Agreement the Corporate SPE delivered to Bayport Credit Union a Third Allonge to Promissory Note, dated August 23, 2024, and made part of, the Promissory Note, dated October 23, 2017, in the original principal amount of $5.2 million.

The Loan Modification Agreement extends the current debt maturity date to August 23, 2029 and bears an interest rate of 6.15% per annum. Payments of interest and principal in the amount of approximately $32,268.70 are due and payable monthly thereafter beginning on September 23, 2024, with all remaining principal and accrued but unpaid interest due and payable on the maturity date of August 23, 2029.

The foregoing description of the Loan Modification Agreement and Third Allonge to Promissory Note is summary in nature and is qualified in its entirety by reference to the full text of the Loan Modification Agreement and Third Allonge to Promissory Note, copies of which are filed as exhibits hereto and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of the Preferred Interests by the Iowa SPE to JCWC was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Preferred Interests did not and does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, was made without any form of general solicitation to a sophisticated party, and was made with full access to any information requested regarding the Iowa SPE.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Second Amended and Restated Employment Agreement with David Sobelman

On August 26, 2024, the Company entered into a Second Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with David Sobelman, the Company’s President and Chief Executive Officer. The Amended Employment Agreement, which was approved by the Company’s Board of Directors on August 26, 2024 (the “Board”), amends and restates in its entirety the First Amended and Restated Employment Agreement, dated June 23, 2022, previously entered into between the Company and Mr. Sobelman.

The Amended Employment Agreement provides that Mr. Sobelman will continue to receive a base salary of $200,000 per year, provided that the annual base salary will increase to (i) $300,000 upon the Company and its subsidiaries achieving $115 million or greater in gross asset value of real estate assets owned, (ii) $400,000 upon the Company and its subsidiaries achieving $150 million or greater in gross asset value of real estate assets owned, and (iii) $600,000 upon the Company and its subsidiaries achieving $500 million or greater in gross asset value of real estate assets owned. The base salary may be increased, but not decreased, in the discretion of the Board. The Amended Employment Agreement further provides that Mr. Sobelman will receive an annual nondiscretionary bonus on the first trading day of each December during the term of employment in the amount of 35% of his base salary then in effect. In addition, Mr. Sobelman will be entitled to receive, upon approval of the board, a discretionary annual performance-based bonus with a bonus target amount of 200% (and a bonus opportunity of up to 300%) of his then- current salary based on the Company materially meeting the Board-approved budget for the immediately preceding fiscal year.

In addition to the base salary and the foregoing bonuses, the Amended Employment Agreement provides that Mr. Sobelman will be paid $7,500 a year to be used solely to cover the actual cost to Mr. Sobelman of obtaining a death and disability insurance policy on his life for and for related costs and expenses. He will also be entitled to a guarantee fee for Company obligations that are personally guaranteed by Mr. Sobelman (but only if the personal guaranty is approved by the Board), with the amount of the guarantee fee being 1% of the guaranteed amount for a full guarantee and 0.5% for a non-recourse or fraud exception guarantee (with the guarantee fee increased to 10% on the 60th day following a termination without “cause” or termination for “good reason”, as those terms are defined in the agreement, unless the guarantee is removed during such 60-day period). Mr. Sobelman is also eligible to receive such medical, health, vacation, and other benefits as are provided by the Company and its subsidiaries generally, and Mr. Sobelman will be eligible to participate in any 401(k) plan that the Company or its related entities may adopt in the future.

The Amended Employment Agreement provides that, on the first trading date of December of each year during the term of Mr. Sobelman’s employment, Mr. Sobelman will receive an annual grant of fully vested stock under the Generation Income Properties, Inc. 2020 Omnibus Incentive Plan for a number of shares equal to Executive’s base salary as then in effect divided by the higher of the closing price of the Company’s common stock on the grant date or $10.00 per share.

Under the Amended Employment Agreement, Mr. Sobelman is subject to non-solicitation and non-competition covenants that expire one year following termination of employment and to customary confidentiality obligations.

The term of Mr. Sobelman’s employment under the Amended Employment Agreement will continue until terminated by either the Company or Mr. Sobelman at any time, whether or not for cause, upon 60-days notice to the other party or until Mr. Sobelman’s death or disability. The Amended Employment Agreement may also be terminated by the Company for “cause” (as defined in the agreement) or by Mr. Sobelman for “good reason” (as defined in the agreement). “Good reason” includes certain changes in Mr. Sobelman’s responsibilities or duties without his consent, reductions in compensation or a material reduction in benefits, a material breach by the Company of the Amended Employment Agreement that remains uncured following notice of the breach, or a material relocation of his principal place of employment without his consent.

In the event that the Company terminates Mr. Sobelman’s employment without cause or Mr. Sobelman resigns for good reason, the Amended Employment Agreement provides that Mr. Sobelman will be entitled to receive severance compensation equal to two times (or three times if the termination occurs within 12 months of a “change in control”, as defined in the agreement) the sum of his then-current base salary plus his average bonus for the preceding three years. For this purpose, Mr. Sobelman’s then-current base salary shall be deemed to be equal to what his base salary would have then been if the properties included in the Company’s acquisition pipeline (as approved from time to time by the chair of the Board Compensation Committee) had been acquired prior to employment termination. In addition, in such event, Mr. Sobelman will be entitled to additional separation compensation in an amount equal to the premium payments for continuing healthcare coverage for Mr. Sobelman and his family for a period of 18 months. The foregoing severance compensation, if due, will be paid in 18 equal monthly installments. In addition, upon a termination without cause or for good reason, any unvested equity awards (if any) held by Mr. Sobelman will immediately vest.

The foregoing does not purport to be a complete description of the Amended Employment Agreement and is qualified in its entirety by reference to the full text of such Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on August 29, 2024, announcing the completion of the acquisition of the Ames Property. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act except as set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required by Item 9.01(a), in accordance with Rule 3-14 of Regulation S-X, by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

To the extent required by this item, pro forma financial information relating to the acquisition described in Item 2.02 of this Current Report on Form 8-K will be filed in an amendment to this current report on Form 8-K not later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, dated August 26, 2024, between Generation Income Properties, Inc. and David Sobelman.
10.2	Ames Purchase and Sale Agreement dated June 13, 2024.
10.3	Ames Assignment Agreement dated August 23, 2024
10.4	Assignment and Assumption of Ames Lease
10.5	Loan Agreement dated August 23, 2024, between GIPIA 1220 S Duff Avenue, LLC and Valley National Bank
10.6	Promissory Note dated August 23, 2024, between GIPIA 1220 S Duff Avenue, LLC and Valley National Bank
10.7	Amended and Restated Limited Liability Company Agreement for GIPIA S Duff Avenue, LLC dated August 23, 2024.
10.8	Third Allonge to Promissory Note for GIPVA 130 Corporate Blvd, LLC dated August 23, 2024
10.9	Second Note and Loan Modification Agreement for GIPVA 130 Corporate Blvd, LLC dated August 23, 2024
99.1	Press Release, dated August 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties, many of which are beyond management’s control, that could cause actual results to differ materially from those described in the forward-looking statements, as well as risks relating to general economic conditions, market conditions, interest rates, and other factors. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: August 29, 2024	By:	/s/ David Sobelman
David Sobelman
Chief Executive Officer